    As filed with the Securities and Exchange Commission on February 10, 2000
                                                      Registration No. _________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ECO SOIL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             NEBRASKA                                    47-0709577
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

                             -----------------------

                              10740 THORNMINT ROAD
                               SAN DIEGO, CA 92127
                                 (619) 675-1660
            (Address of principal executive offices, including zip code, and telephone number)

                             1992 STOCK OPTION PLAN
    THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN OF ECO SOIL SYSTEMS, INC.
          THE 1999 EQUITY PARTICIPATION PLAN OF ECO SOIL SYSTEMS, INC.
          THE 1999 NEW HIRE STOCK OPTION PLAN OF ECO SOIL SYSTEMS, INC.
        OPTIONS GRANTED PURSUANT TO NON-STATUTORY STOCK OPTION AGREEMENTS
                            (Full title of the plans)

                             -----------------------

          WILLIAM B. ADAMS                                Copies to:
 CHAIRMAN AND CHIEF EXECUTIVE OFFICER              ROBERT E. BURWELL, ESQ.
       ECO SOIL SYSTEMS, INC.                          LATHAM & WATKINS
        10740 THORNMINT ROAD                      701 "B" STREET, SUITE 2100
     SAN DIEGO, CALIFORNIA 92127                  SAN DIEGO, CALIFORNIA 92101
           (619) 675-1660                               (619) 236-1234
   (Name, address, including zip code,
  and telephone number, including area
       code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                      Amount           Proposed Maximum     Proposed Maximum          Amount of
             Title of Securities                       to be            Offering Price     Aggregate Offering       Registration
              To be Registered                      Registered             Per Share              Price                  Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value                     5,721,696             $2.00 - $11.44(3)    $26,798,799(3)            $7,075
=================================================================================================================================

(1) A maximum of 1,100,000 shares of Common Stock were reserved for issuance under the 1992 Stock Option Plan of Eco Soil Systems, Inc., as amended (the "1992 Plan"), 900,000 shares of which were registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-8 (No. 333-27509) filed by the Company on May 16, 1997. A maximum of 1,600,000 shares of Common Stock were reserved for issuance under The Amended and Restated 1998 Stock Option Plan of Eco Soil Systems, Inc. (the "1998 Plan"). A maximum of 1,600,000 shares of Common Stock were reserved for issuance under The 1999 Equity Participation Plan of Eco Soil Systems, Inc. (the "1999 Equity Plan"). A maximum of 1,000,000 shares of Common Stock were reserved for issuance under The 1999 New Hire Stock Option Plan of Eco Soil Systems, Inc. (the "1999 New Hire Plan," and together with the 1992 Plan, the 1998 Plan and the 1999 Equity Plan, the "Plans"). A maximum of 1,378,059 shares of Common Stock were reserved for issuance under certain Non-Statutory Stock Option Agreements (the "Non-Statutory Agreements"). Of the additional 200,000 shares of Common Stock reserved for issuance under the 1992 Plan by an amendment in June 1997, 20,769 have been issued upon exercise of options and are not being registered hereunder; the remaining 179,231 shares reserved for issuance under the 1992 Plan are being registered hereunder. Of the 1,600,000 shares of Common Stock reserved for issuance under the 1998 Plan, 35,594 shares have been issued upon exercise of options and are not being registered hereunder; the remaining 1,564,406 shares reserved for issuance under the 1998 Plan are being registered hereunder. Of the 1,600,000 shares of Common Stock reserved for issuance under the 1999 Equity Plan, no shares have been issued upon exercise of options; such shares are being registered hereunder. Of the 1,000,000 shares of Common Stock reserved for issuance under the 1999 New Hire Plan, no shares have been issued upon exercise of options; such shares are being registered hereunder. Of the 1,285,559 shares reserved for issuance pursuant to the Non-Statutory Agreements, no shares have been issued; such shares are being registered hereunder.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans or Non-Statutory Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company's outstanding shares of Common Stock.

(3) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Plans or Non-Statutory Agreements and (b) the average of the high and low sales prices of the registrant's common stock on February 8, 2000, as reported on the Nasdaq National Market, for shares issuable upon exercise of options not yet granted under the Plans. The following charts show the calculation of the registration fee:

                                      1992 Plan

------------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          8,000           $3.875            $31,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        146,266           $4.125           $603,347.25
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         12,000            $4.19            $50,280.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         10,000            $4.44            $44,400.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500            $5.63             $8,445.00
------------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of               1,465            $4.53             $6,636.45
    options not yet granted under the 1992 Plan
------------------------------------------------------------------------------------------------------
    Total                                              179,231              N/A           $744,108.70
------------------------------------------------------------------------------------------------------

                                      1998 Plan

------------------------------------------------------------------------------------------------------
                                                                     Offering Price      Aggregate
                   Type of Shares                 Number of Shares      Per Share     Offering Price
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        323,560            $3.00           $970,680.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         10,000            $3.06            $30,600.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         10,000            $3.19            $31,900.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         50,000            $4.69           $234,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         20,000            $4.75            $95,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        302,000            $4.94         $1,491,880.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        130,250            $5.00           $651,250.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          9,000            $5.16            $46,440.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        174,000            $5.25           $913,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $5.63            $16,890.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         56,125            $5.75           $322,718.75
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500            $6.00             $9,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000            $6.25            $31,250.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         22,959            $6.50           $149,233.50
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          2,000            $6.69            $13,380.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         42,000            $6.75           $283,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         73,500            $6.88           $505,680.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000            $7.00            $35,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          7,000            $7.06            $49,420.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $7.44            $22,320.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          8,000            $7.52            $60,160.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            500            $7.59             $3,795.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $7.69            $23,070.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         10,000            $8.31            $83,100.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000            $8.63            $43,150.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          6,000            $9.63            $57,780.00
------------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of             282,012            $4.53         $1,277,514.36
    options not yet granted under the 1998 Plan
------------------------------------------------------------------------------------------------------
    Total                                            1,564,406               NA         $7,452,711.61
------------------------------------------------------------------------------------------------------

                                  1999 Equity Plan

------------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        900,000            $5.00         $4,500,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        400,000            $5.25         $2,100,000.00
------------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of             300,000           $4.875         $1,359,000.00
    options not yet granted under the 1999
    Equity Plan
------------------------------------------------------------------------------------------------------
    Total                                            1,600,000               NA         $7,959,000.00
------------------------------------------------------------------------------------------------------

                                 1999 New Hire Plan

------------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         16,000            $3.00            $48,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         83,500            $4.94           $412,490.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         79,250            $5.25           $416,062.50
------------------------------------------------------------------------------------------------------
    Common Stock issuable upon exercise of             821,250           $4.875         $3,720,262.50
    options not yet granted under the 1999 New
    Hire Plan
------------------------------------------------------------------------------------------------------
    Total                                            1,000,000               NA         $4,596,815.00
------------------------------------------------------------------------------------------------------

                              Non-Statutory Agreements

------------------------------------------------------------------------------------------------------
                                                  Amount of Shares   Offering Price      Aggregate
                   Type of Shares                 to be Registered      Per Share     Offering Price
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        211,063            $2.00           $422,126.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        250,000            $2.50           $625,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options        428,298            $3.00         $1,284,894.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         71,500            $4.00           $286,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         19,500            $4.13            $80,535.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $4.19            $12,570.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          2,000            $4.38             $8,760.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          6,498            $4.50            $29,241.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          4,500            $5.00            $22,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $5.19            $15,570.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $5.38            $16,140.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500            $5.44             $8,160.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         25,000            $5.63           $140,750.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,000            $5.75             $5,750.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $5.94            $17,820.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500            $6.13             $9,195.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,500            $6.25            $21,875.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          2,500            $6.38            $15,950.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000            $6.50            $32,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          4,000            $6.88            $27,520.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         16,500            $6.94           $114,510.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          9,000            $7.00            $63,000.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $7.19            $21,570.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          2,000            $7.31            $14,620.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,750            $7.44            $27,900.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          7,700            $7.50            $57,750.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         14,000            $7.69           $107,660.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000            $7.93            $39,650.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          4,500            $7.94            $35,730.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500            $8.13            $12,195.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          9,000            $8.19            $73,710.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            750            $8.25             $6,187.50
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         30,000            $8.31           $249,300.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $8.44            $25,320.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000            $8.56            $25,680.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         12,000            $8.63           $103,560.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          6,750            $8.69            $58,657.50
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         12,500            $9.38           $117,250.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         65,500            $9.63           $630,765.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,500            $9.63            $33,705.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options         96,750            $9.69           $937,507.50
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            500            $9.75             $4,875.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            500            $9.88             $4,940.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000           $10.50            $31,500.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options            500           $10.63             $5,315.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000           $10.75            $53,750.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          3,000           $10.88            $32,640.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          5,000           $11.38            $56,900.00
------------------------------------------------------------------------------------------------------
    Common Stock subject to outstanding options          1,500           $11.44            $17,160.00
------------------------------------------------------------------------------------------------------
    Total                                            1,378,059               NA         $6,046,163.50
------------------------------------------------------------------------------------------------------

===============================================================================

                                      PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                      PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Eco Soil Systems, Inc, a Nebraska corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 13, 1999 (the "Annual Report");

         (b) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to the Exchange Act on May 17, 1999;

         (c) The Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to the Exchange Act on August 16, 1999;

         (d) The Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed pursuant to the Exchange Act on November 15, 1999;

         (e) The Current Report on Form 8-K filed pursuant to the Exchange Act on January 26, 2000; and

         (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on January 14, 1997, pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 21-20,103 through 21-20,111 of the Nebraska Business Corporation Act provide, in summary, that the directors and officers of the Company may, under certain circumstances, be indemnified by the Company against all liability expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Company, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Sections 21-20,104 and 21-20,108(a) of the Nebraska Business Corporation Act also provide that directors and officers of the Company are entitled to such indemnification by the Company to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding to which he or she is a party because he or she was serving a director or officer of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 10, 2000.

                                 Eco Soil Systems, Inc.

                                 By:        /S/    WILLIAM B. ADAMS
                                    ------------------------------------------
                                                  William B. Adams
                                       Chief Executive Officer and Chairman
                                                    of the Board

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William B. Adams his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                        Title                           Date
---------                                                        -----                           ----
  /s/   WILLIAM B. ADAMS
--------------------------------------           Chairman of the Board and Chief          February 10, 2000
                William B. Adams                 Executive Officer (Principal Executive
                                                 Officer)

  /s/   MARK D. BUCKNER
--------------------------------------           Chief Financial Officer and Secretary    February 10, 2000
                Mark D. Buckner                  (Principal Financial Officer and
                                                 Principal Accounting Officer)

  /s/   DOUGLAS M. GLOFF
--------------------------------------           President, Chief Operating Officer and   February 10, 2000
                Douglas M. Gloff                 Director

  /s/   S. BARTLEY OSBORN                        Director                                 February 10, 2000
--------------------------------------
               S. Bartley Osborn

  /s/   WILLIAM S. POTTER                        Vice Chairman                            February __, 2000
--------------------------------------
               William S. Potter

  /s/   FRIDOLIN E. FACKELMAYER                  Director                                 February 10, 2000
--------------------------------------
            Fridolin E. Fackelmayer

  /s/   ROBERT W. O'LEARY                        Director                                 February 10, 2000
--------------------------------------
               Robert W. O'Leary

  /s/   EDWARD STEEL, JR.                        Director                                 February 10, 2000
--------------------------------------
               Edward Steel, Jr.

                                   EXHIBIT INDEX


EXHIBIT                                                                                                    PAGE
-------                                                                                                    ----
3.1      Amended and Restated Articles of Incorporation (incorporated by reference to Amendment No. 4 to the Company's Registration Statement on
         Form SB-2 (File No. 333-15883) filed with the Commission on January 16,
         1997).

3.2      Articles of Amendment to Amended and Restated Articles of Incorporation
         (incorporated by reference to Amendment No. 1 to the Company's
         Registration Statement on Form SB-2 (File No. 333-39399) filed with the
         Commission on November 21, 1997).

3.3      Articles of Correction to Amended and Restated Articles of
         Incorporation (incorporated by reference to the Company's Registration
         Statement on Form SB-2 (File No. 333-39399) filed with the Commission on November 4, 1997).

3.4 Articles of Amendment to Amended and Restated Articles of Incorporation dated July 21, 1998 (incorporated by reference to the Company's
         Quarterly Report on Form 10-QSB filed August 13, 1998).

3.5 Amended and Restated Bylaws of Eco Soil Systems, Inc. (incorporated by reference to Amendment No. 4 to the Company's Registration Statement on
         Form SB-2 (File No. 333-15883) filed with the Commission on January 16,
         1997).

4.1      The 1992 Stock Option Plan of Eco Soil Systems, Inc., as amended
         (incorporated by reference to Appendix A to the Company's Definitive
         Proxy Statement for the 1997 Annual Meeting of Shareholders filed with the Commission on April 30, 1997).

4.2      The Amended and Restated 1998 Stock Option Plan of Eco Soil Systems,
         Inc. (incorporated by reference to Appendix A to the Company's
         Definitive Proxy Statement for the 1999 Annual Meeting of Shareholders filed with the Commission on April 30, 1999).

4.3      The 1999 Equity Participation Plan of Eco Soil Systems, Inc.
         (incorporated by reference to Appendix B to the Company's Definitive
         Proxy Statement for the 1999 Annual Meeting of Shareholders filed with the Commission on April 30, 1999).

4.4      The 1999 New Hire Stock Option Plan of Eco Soil Systems, Inc.

4.5      Form of Non-Statutory Stock Option Agreement

4.6      Form of Non-Statutory Stock Option Agreement

5.1      Opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C.

23.1     Consent of Ernst & Young LLP.

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EXHIBIT                                                                                                    PAGE
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
23.2     Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C. (included in
         Exhibit 5.1 hereto). 24.1 Power of Attorney (included on signature page hereto).

24.1     Power of Attorney (included on signature page hereto).
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